UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 22, 2024
Star Equity Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave, Suite 101
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 489-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.
As previously disclosed on January 25, 2024 in the Current Report on Form 8-K of Star Equity Holdings, Inc. (the “Company”), Star Real Estate Holdings USA, Inc., a wholly-owned subsidiary of the Company, entered into a Purchase and Sale Agreement with Leaseback (the “Purchase Agreement”) with SP Capital Partners LLC, an unaffiliated third party (“Buyer”), pursuant to which the parties agreed to consummate a sale and leaseback transaction (the “Sale and Leaseback Transaction”).
The closing of the Sale and Leaseback Transaction was subject to the satisfaction of certain customary closing conditions and contingencies for transactions of this type. Such contingencies included the Buyer’s ability to obtain appropriate financing. Buyer’s failure to meet such conditions resulted in a cancellation of the Purchase Agreement on February 22, 2024. The Company has begun remarketing the subject property, is still actively engaged in the pursuit of similar transactions, and believes in the likelihood of closing a transaction in 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Equity Holdings, Inc.

By:	/s/ Richard K. Coleman, Jr.
Richard K. Coleman, Jr. Chief Executive Officer
Date:     February 27, 2024